Exhibit list for 5/31 FYE Series of Forum Funds
Semi-Annual Filing of Form N-SAR

Attachment 77C	Submission of Matters to a Vote
of Security Holders
Attachment 77I
Terms of New or Amended Securities
Exhibit 77Q1(a)	Amendment to Trust Instrument
Exhibit 77Q1(e)
New Investment Advisory Contract

5/31 FYE Series of Forum Funds
Semi-Annual Filing of Form N-SAR

Attachment 77C
Matters Submitted to a Vote of Securities
Holders

A Consent and Action in Lieu of Meeting of
Shareholders was executed on June 25, 1999 for the following purpose:

To approve the proposed Investment Advisory
Agreement between Forum Funds and Brown
Investment Advisory & Trust Company with respect to BIA Small-Cap Growth Fund and BIA
Growth Equity Fund.

Attachment 77I
Terms of New Securities

BIA Small-Cap Growth Fund and BIA Growth
Equity
Fund are new series of Forum Funds
(the "Trust").
The Prospectus and Statement of Additional
Information for BIA Small-Cap Growth Fund and BIA Growth Equity Fund are incorporated by reference as filed in Post-Effective
Amendment
No. 72 to the Trust's Registration Statement
 on
June 16, 1999 via EDGAR,
accession number 0001004402-99-000308.

Exhibit 77Q1(a)
Amendments to Trust Instrument

By Consent and Action in Lieu of Meeting of the
 Board of Trustees dated June 25, 1999, the
Trust's Board of Trustees approved the
following
 material amendments to the Trust's Trust
Instrument:

Section 11.04A  Termination of the Trust;
Termination of Series Established Prior to
 May 1, 1999 or Classes thereof.

(a) This Trust and each Series (or class) shall continue without limitation of time but subject to the provisions of this Subsection 11.04.

	(b)	The Trustees, subject to a
                Majority
                Shareholder Vote of each
                Series
                (or class) affected by the
                matter
                or, if applicable, to a
                Majority
                Shareholder Vote of the
                Trust, may
                determine to terminate the
                Trust or
                any Series (or class)
                created before
                May 1, 1999.  The Trustees
                may
                determine
                to terminate a series
                (or class)
                created
                after May 1, 1999 without a
                shareholder
                vote.  After any such
                determination,
                the
                Trustees may require the
                redemption
                of all
                Shares of the Trust,
                Series or class
                thereof or take such other
                action as
                 they
                deem necessary to eliminate
                all
                outstanding
                shares of the Trust or
                Series
                (or class),
                as the case may be.

	(c)	The Trustees may, in
                contemplation
                of the
                termination of the Trust or
                a Series
                created
                before May 1, 1999, and
                subject to a
                Majority
                Shareholder Vote of each
                such Series
                affected
                by the matter or, if
                applicable, to
                a Majority
                Shareholder Vote of the
                Trust: (i)
                sell and
                convey all or any portion
                of the
                assets of the
                Trust or the Series to
                another person
                (as defined in the 1940 Act),
                organized
                under
                the laws of any jurisdiction,
                or to
                a separate
                series thereof, for adequate
                consideration,
                which may include the
                assumption of
                all
                outstanding and contingent
                liabilities
                of
                the Trust or any affected
                Series,
                and which
                may include shares of
                beneficial
                interest,
                stock or other ownership
                interests
                of such
                person or series thereof;
                or (ii)
                sell and
                convert into money all or
                any portion
                of the
                assets of the Trust or the
                affected
                Series.
                The Trustees may terminate
                a Series
                created
                after May 1, 1999 pursuant
                to (i)
                and/or (ii)
                above without shareholder
                vote.
                Upon paying or
                making reasonable provision
                for the
                payment of
                all known liabilities of the
                Trust or
                any affect
                Series, the Trustees shall
                distribute
                the
                remaining proceeds or assets
                (as the case may be) of each
                Series
                (or class) ratably among the
                Shareholders
                of all Series or the affected
                Series
                subject
                to Section 2.08 and the
                preferences,
                rights
                and privileges of each class
                of the
                Series.

(d) At any time that there are no outstanding shares of the
    Trust, a Series or a class thereof, the
    Trustees
    may
    abolish the Trust, Series (or class), as applicable, and, if applicable the establishment and designation thereof.

	(e)	Upon completion of the
                distribution
                of the
                remaining proceeds or the
                remaining
                assets
                of the Trust or a Series
                (or class) as
                provided
                in Subsection 11.04(c),
                the Trust or
                any
                affected Series (or class)
                shall
                terminate.
                Upon such termination, the
                Trustees
                and the
                Trust shall be discharged of
                any
                and all
                further liabilities and
                duties
                hereunder and
                the right, title and interest
                of
                all parties
                with respect to the Trust or
                Series
                shall be
                cancelled and discharged.

(e) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the
    Trust's
    certificate
    of trust to be filed in accordance with
    the
    Delaware Act,
    which certificate of cancellation may be signed by any one
    Trustee.

	Section 11.04B  Termination of
Series
Established After May 1, 1999 or Classes thereof:

For Series or classes, established after May 1, 1999 or
classes thereof:

	(a)	Each Series or class thereof
                shall continue
                without limitation of time
                but
                subject to the
                provisions of this Section
                11.04B(b).
                The Trustees may provide that
                any Series or class
                thereof shall have a limited
                life and shall
                automatically terminate as
                determined by the
                Trustees.

	(b)	The Trustees may determine to
                terminate the
                operations of any Series or
                class thereof.
                After such determination, the
                Trustees may
                require the redemption of all
                Shares of a
                Series or class or take such
                other action
                as they deem necessary in
                order
                to eliminate
                all Outstanding Shares of that
                Series or class,
                as the case may be.

	(c)	The Trustees may at any time,
                in contemplation
                of the termination a Series:
                (i) sell and convey
                all or any portion of the
                assets
                of the affected
                Series to another person
                organized
                under the
                laws of any jurisdiction,
                or to
                a separate
                series of shares thereof,
                for
                adequate
                consideration, which may
                include
                the assumption
                of all outstanding and
                contingent
                liabilities
                of any affected Series,
                and which
                may include
                shares of beneficial interest,
                stock
                or other
                ownership interest of such
                person
                or series
                thereof; or (ii) sell and
                convert
                into money
                all or any portion of the
                assets
                of
                any affected
                Series.  Upon paying or
                making
                reasonable
                provision for the payment
                of all
                known
                liabilities any affected
                Series,
                the Trustees
                shall distribute the
                remaining
                proceeds or
                assets (as the case may be)
                ratably among
                the Shareholders of the
                affected
                Series subject
                to Section 2.08 and the
                preferences,
                rights and
                privileges of each class
                of the
                Series.

	(d)	At any time that there are
                no
                Outstanding Shares
                of a Series or a class, the
                Trustees may abolish
                the Series or class, as
                applicable, and, if
                applicable, the establishment
                and designation
                thereof.

	(e)	Upon completion of the
                distribution
                of the
                remaining proceeds or the
                remaining
                assets
                of a Series as provided in
                Subsection
                11.04B(c),
                any affected Series shall
                terminate.
                Upon the
                abolishment of a Series or
                a class
                as provided
                in Subsection 11.04B(d), a
                Series or
                a class,
                as applicable, shall terminate.
                Upon such
                termination, the Trustees
                and the
                Trust shall
                be discharged of any and all
                further
                liabilities
                and duties hereunder and the
                right,
                title and
                interest of all parties with
                respect
                to the
                Series or class shall be
                canceled and
                discharged.

	(f)	Upon termination of the Trust,
                following
                completion of winding up
                of its
                business, the
                Trustees shall cause a
                certificate
                of cancellation
                of the Trust's certificate
                of trust
                to be filed
                in accordance with the
                Delaware Act,
                which
                certificate of cancellation
                may be
                signed by
                any Trustee.

	Section 11.05A  Reorganization of
        the Trust.
        Notwithstanding anything else
        herein, the
        Trustees,
        in order to change the form of
        organization
        of the
        Trust, may, without prior
        Shareholder
        approval; (a)
        cause the Trust to merge or
        consolidate
        with or into
        one or more trusts, partnerships,
        associations
        or
        corporations so long as the
        surviving or
        resulting
        entity is an open-end management
        investment
        company
        under the 1940 Act, or is a series
        thereof,
        that will
        succeed to or assume the Trust's
        registration
        under that
        Act and which is formed, organized
        or existing
        under the
        laws of a state, commonwealth,
        possession or
        colony of
        the United States; or (b) cause the
        Trust to
        incorporate
        under the laws of Delaware.  Any
        agreement of
        merger or
        consolidation or certificate of
        merger may be
        signed by
        a majority of Trustees and facsimile
        signatures
        conveyed
        by electronic or telecommunication
        means shall
        be valid.

	Pursuant to and in accordance with
        the provisions
        of
        Section 3815(f) of the Delaware Act,
        and
notwithstanding
anything to the contrary contained in this Trust
Instrument,
an agreement of merger or consolidation
approved by
the Trustees
in accordance with this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

	Section 11.05B  Reorganization
of Series
Created After
May 1, 1999.  For Series established after
May 1, 1999, and
notwithstanding anything else in this Trust
Instrument, the
Trustees may (i) cause any such Series
to merge
or consolidate
with or into one or more entities, if the surviving
 or resulting
entity is another company registered as
an open-end
management
 investment company under the 1940 Act,
or a series
thereof and
(ii) cause any or all Shares of a Series to be exchanged under or pursuant to any state of federal statute to the extent permitted by law.

	Pursuant to and in accordance with
the
provisions of
Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the
Trustees in accordance with this
Section 11.05B(b)
 may effect
 any amendment to the Trust Instrument.

Exhibit 77Q1(e)
New Investment Advisory Contract

The Investment Advisory Agreement between
Forum Funds and
Brown Investment Advisory & Trust Company with respect to
BIA Small-Cap Growth Fund and
BIA Growth Equity Fund,
Exhibit 23(d)(7) to Post-Effective
Amendment No. 73 to
the Trust's Registration Statement, is
incorporated by
reference as filed via EDGAR on
July 30, 1999,
accession number 0001004402-99-000341.


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